SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

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[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Fundrise Growth Tech Fund, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Fundrise Innovation Fund

Your action is required. Please vote today.
Dear Shareholder:
The enclosed Proxy Statement contains information regarding three proposals (each, a “Proposal” and together, the “Proposals”) from the Board of Directors (the “Directors” or the “Board”) of the Fundrise Innovation Fund (formerly known as the Fundrise Growth Tech Fund, LLC) (the “Fund”) to be voted on at the Fund’s special meeting of shareholders to be held on [ at [   ]] (the “Meeting”).

Proposal 1 is the proposed listing of the Fund on the [   ] ( the “Exchange”) and the related conversion of the Fund from a tender offer fund with limited liquidity into a listed closed-end fund, to create potential value and daily tradability for Fund shareholders, upon the end of the proposed six-month lock up (Proposal 3).

Proposal 2 is an increase in the management fee that Fund shareholders pay to 2.5% of the Fund’s average daily net assets, to better align the Fund with its competitive set, cover the additional cost of supporting a publicly-traded fund, and preserve the ability of the Fund’s investment adviser, Fundrise Advisors, LLC (the “Adviser”), to invest in the platform, people, and capabilities required to compete. As the Fund seeks to attract and retain high-quality investment opportunities, the Adviser must maintain a scalable operating infrastructure (including investment sourcing, diligence, valuation, risk management, and governance support). A higher fee supports the infrastructure required to operate the Fund on an ongoing basis as an exchange-listed closed-end fund and helps ensure continuity and stability as the Fund enters and operates within a public-market environment.

Proposal 3 is the implementation of a six-month lockup for shares purchased before March 1, 2026 to facilitate the listing of the Fund on the Exchange, as described more below, subject to the Adviser’s discretion to waive the restriction. During this interim time, Fund shareholders will not be able to sell their Fund shares.

The Proposals are being put forth in conjunction with (i) certain related changes to the Fund’s Limited Liability Company Agreement (the “LLC Agreement”); and (ii) classification of the Board into three classes of Directors. The changes to the LLC Agreement and the Board have been approved by the Board, but do not require shareholder approval under the Fund’s LLC Agreement, and are described in more detail in an Information Statement that will be separately sent to all shareholders.

The Meeting will be held in a virtual meeting format only, via live webcast for the convenience of our shareholders. We believe the virtual meeting format enhances stockholder access, participation and communication, while reducing costs for both the Fund and its shareholders. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Shareholders of record may attend the Meeting and vote by visiting the website listed on your proxy card. If you are a shareholder of record of the Fund, and hold your shares via the Fundrise Platform, then you will need to log in to your account in order to vote.  If you are solicited by Broadridge, you will need to provide your control number that is on your proxy card.

The Fund is in the process of applying for listing on the Exchange. In addition to shareholder approval of the Proposals, listing on the Exchange will require the approval of the Exchange and the satisfaction of its listing standards, which we believe will be achieved.  However, there is no guarantee that the listing will be approved or that the conversion will take place.  If the Fund is not approved for listing or if any of the

Proposals are not approved by Fund shareholders, the Board may elect not to implement the other Proposals, even if approved by shareholders.

The Board unanimously recommends that you vote “FOR” each of the Proposals.

Sincerely,

[ ]

YOUR VOTE IS IMPORTANT

The enclosed Proxy Statement describes the voting process for shareholders. Shareholders will be asked to vote on the Proposals at a special meeting of shareholders to take place on [ at [   ]]. Voting today by proxy will save the Fund the cost of future mailings and other communications to solicit shareholder votes.

You have multiple options available to cast your proxy vote:

If you hold your shares via the Fundrise Platform:
Online: Go to www.fundrise.com, log in to your account and follow the simple instructions to submit your vote.

If you hold your shares via SoFi and are being solicited by Broadridge:
Online: Go to the website on your proxy card.  Enter your control number and follow the simple instructions.
Phone: Call the toll-free number on your proxy card.  Enter your control number and follow the simple prompts.
Mail: Complete the enclosed proxy card and return it in the postage-paid envelope.

We encourage you to read the enclosed Proxy Statement for more information and we thank you for voting today.

QUESTIONS AND ANSWERS

This is a brief overview of matters relating to the special meeting of the shareholders of Fundrise Innovation Fund (formerly known as the Fundrise Growth Tech Fund, LLC) (the “Fund”) to be held on [ ], (the “Meeting”) called by the Fund’s Board of Directors (the “Board” or “Directors”). You are encouraged to read the full text of the enclosed Proxy Statement. However, the Board thought it would be helpful to provide brief answers to some questions, including with respect to the proposals (each, a “Proposal” and together, the “Proposals”) on which shareholders of the Fund will be asked to vote at the Meeting, as well as other upcoming changes for the Fund.
Q:  Why am I receiving this Proxy Statement?

A:  As a shareholder of record on [RECORD DATE], you will be asked to vote to approve the Proposals at the Meeting. This Proxy Statement provides you with important information to inform your vote.  We encourage you to read the full text of the enclosed Proxy Statement to obtain a more detailed understanding of the Proposals.
Q:  Is my vote important?

A:  Absolutely, even if you only hold a few shares. While the Board has carefully reviewed each of the Proposals and unanimously recommends them, the Proposals cannot go forward without the approval of shareholders. The Fund may continue to contact shareholders asking them to vote until it is certain that a quorum will be reached.
Q:  What is Proposal 1?

A:  Proposal 1 is the proposed listing of the Fund on the Exchange and the related conversion of the Fund from a tender offer fund with limited liquidity into a listed closed-end fund.
The Fund is in the process of applying for listing on the Exchange, with such listing expected to be effective after the Meeting. In addition to shareholder approval, listing on the Exchange will require the approval of the Exchange and the satisfaction of its listing standards, which we believe will be achieved. However, there is no guarantee that the listing will be approved or that the conversion will take place. If the Fund is not approved for listing, the Board may elect not to implement some or all of the other Proposals.  In addition, if any of the Proposals are not approved by Fund shareholders, the Board may elect not to implement this Proposal 1, even if approved by shareholders.
Q:  What is the difference between a closed-end tender offer fund and a listed closed-end fund?

A:  The Fund currently operates as a closed-end tender offer fund, which means that it, from time to time, may offer to repurchase shares pursuant to written tenders by the shareholders. The Fund has typically intended, but has not been obligated, to conduct quarterly repurchase offers in the sole discretion of the Board. Shareholders have not had the right to force the Fund to repurchase more than 5% or to make more frequent repurchase offers, and there has been no secondary market for shares.

In contrast, for a listed closed-end fund, shareholders have the ability to sell their shares in the secondary market on the exchange at any time during market hours. Shares of an exchange-listed closed-end fund may trade at a premium or discount to NAV. The repurchase of closed-end tender offer fund shares are completed at NAV whereas the sale of listed closed-end fund shares are completed at market price. See “Will the Fund trade at a premium or a discount after the conversion?” below.

Q:  Why is the Fund proposed to be converted to a listed closed-end fund?

A:  We believe the conversion is in the best interests of shareholders for several compelling reasons:

1.
Creating potential value: Although funds can trade at a premium or discount on the market, the Adviser believes that the Fund can trade at a premium on the Exchange, creating value for Fund shareholders. While there can be no guarantee, the Advisor believes that a premium is reasonable for several reasons, including but not limited to: 1) The Fund's portfolio consists of a series of companies that are in extremely high demand with investors and have recently announced rounds that were significantly oversubscribed; 2) The weighted-average growth rate of the Fund’s portfolio companies in 2025 was +180%, which was more than 7x the average growth rate of public tech companies. Many of the companies that the Fund owns in its portfolio have announced plans to go public and investment in the Fund gives shareholders an opportunity to gain access to those companies before they go public; 3) Typically these companies are only accessible through well-known venture funds that require large minimum investments (frequently in the millions of dollars), are closed end and completely illiquid with a minimum hold of 7-10 years, and include a "carry" or "profit participation" whereby anywhere from 20-40% of the profits are paid to the fund manager; and 4) Some of the Fund's portfolio companies have announced plans to go public in the near term, giving shareholders of the Fund an opportunity to gain access to those companies before they go public, at what is often a premium to the pre-IPO price (commonly described as the “IPO pop”).  If the Fund’s market price on the Exchange is higher than the Fund’s NAV, subject to additional regulatory considerations and real-world constraints, the Fund can potentially raise money at the above-net asset value (“NAV”) market price. When the money comes in at the above-NAV market price, it increases the Fund’s assets—and that can lift the value of each share. This is one reason a durable premium can be so powerful: it can turn demand into an engine that potentially accelerates returns.

2.
Daily Tradability for Shareholders: The Fund’s current tender offer fund structure has historically provided quarterly liquidity of up to 5% of the Fund’s outstanding shares per quarter, however, please note that due to low shareholder requests, the Fund's average repurchase rate was significantly lower than 5%.  For example, for the fourth quarter of 2025, the Fund only received repurchase requests totaling 1.5% of its outstanding shares  However, converting the Fund to a listed vehicle on the Exchange would provide for daily tradability without prescribed limitations, upon the conclusion of the proposed six-month lockup. Listing the Fund’s shares on the Exchange would allow shareholders to sell their shares on a public exchange at their market price rather than requesting that the Fund repurchase shares at NAV, allowing those shareholders seeking to exit the Fund to do so without inhibiting the ability of the Fund’s investment adviser to manage the Fund to maximize shareholder value. This, in turn, benefits the vast majority of shareholders seeking to remain invested in the Fund.

3.
Enhanced Total Return Potential: The listing of the Fund’s shares on the Exchange allows the Fund to prioritize accretive allocation of capital to enhance total returns in contrast to holding excess liquidity for potential tender offers or, worse, becoming a forced seller of assets to fund repurchases.

4.
Increased Scale, Brand Awareness, and Institutional Credibility: Listing the Fund on the Exchange is also expected to enhance the Fund’s public visibility, brand recognition, and institutional credibility, better aligning the Fund with its competitive set of publicly traded closed-end funds and permanent-capital vehicles. A public listing can broaden the Fund’s shareholder base, increase awareness among market participants, and improve the Fund’s standing with portfolio companies, co-investors, and other counterparties. This increased scale and visibility supports the Adviser’s ability to attract and retain high-quality investment opportunities and strategic relationships.

There are also potential disadvantages associated with the Fund being listed on an exchange. These include the expectation that the Fund will likely trade at a discount to its NAV at times, and the potential for the Fund to become a target of activist shareholders and shareholder take-over attempts.
Q: How did the Board determine that Proposal 1 was in the best interests of Fund shareholders?
A:  After careful consideration and deliberation, considering all of the related factors, the Board determined that Proposal 1 was in the best interests of Fund shareholders. Amongst other factors, the Board considered the following:

The Directors carefully considered various options, including (a) continuing to operate the Fund as a tender offer fund; and (b) listing the Fund on an exchange to provide secondary market liquidity to shareholders.
 In connection with their evaluation of the various options, the Directors carefully analyzed each potential option including, but not limited to, the following factors: (a) the probability of completion, (b) timing and costs, (c) ability to maximize value for shareholders both in the near term and long term, (d) challenges and limitations and (e) likelihood of success in accomplishing the goal of providing increased value and tradability for shareholders.
Specific to the conversion of the Fund to a listed closed-end fund, the Board considered a variety of factors, including but not limited to: that shareholders would be able to trade shares of the Fund on a daily basis while upside potential would be preserved for long-term shareholders; and the Adviser’s expectation that the conversion will provide the Fund with flexibility to make new investments and take advantage of compelling investment opportunities, thus creating a potential for increased Fund performance The Board weighed these anticipated benefits against potential disadvantages of a conversion, including that shareholders will not have the ability to sell their shares before conversion (other than the tender offer at the end of February 2026), the possibility that shares will sell at a discount after the conversion, and the potential for activist shareholders to engage with the Fund, noting that certain of the changes made to the LLC Agreement are intended to mitigate the risk of activists to long-term shareholder interests.
Based on the foregoing and the totality of the information provided, the Board concluded that discontinuing tender offer fund operations and listing on the Exchange would be the optimal approach to providing increased liquidity to shareholders and would be in the best interests of the Fund and its shareholders. No shareholder approval is technically required under the Fund’s LLC Agreement or state law, however, the Fund is nonetheless seeking shareholder approval for the conversion, lockup, and listing.
See the Proxy Statement for more information.
Q:  What is Proposal 2?
A:  At the Meeting, shareholders are being asked to approve Proposal 2 to increase the management fee that Fund shareholders pay to better align the Fund with its competitive set, balance the additional cost of supporting a publicly-traded fund, and preserve the Adviser’s ability to invest in the platform, people, and capabilities required to compete. The management fee is proposed to be increased to 2.5% of the Fund's average daily net assets to cover the substantially higher ongoing costs and responsibilities of managing a publicly-traded fund, to be effective upon the listing of the Fund.
As the Fund seeks to take on the substantial burden of a publicly-traded company while still attracting and retaining high-quality investment opportunities, the Adviser must maintain a scalable operating infrastructure (including investment sourcing, diligence, valuation, risk management, and governance support). A higher fee supports the infrastructure required to operate the Fund on an ongoing basis as an exchange-listed closed-end fund and helps ensure continuity and stability as the Fund enters and operates within a public-market environment. The conversion and planned exchange listing significantly increases the scope and complexity of the Adviser’s responsibilities. Managing a listed vehicle requires substantially more continuous portfolio management, shareholder relations support, regulatory and reporting readiness, and operational coordination than a tender-offer fund structure. The fee increase reflects the additional resources needed to operate effectively in the public-market environment and to support long-term shareholder value creation.
Q:  Did the Board consider options other than increasing the Fund’s management fee?

A:  Yes. The decision to increase the Fund’s management fee was made after extensive discussions among the Directors and the Adviser. The Board reviewed various alternatives, including maintaining the status quo. After careful consideration of these alternatives, the Board determined that the management fee increase was advisable to better align the Fund with its competitive set, cover the additional cost of supporting a publicly-traded fund and preserve the Adviser’s ability to invest in the platform, people, and capabilities required to compete.

As the Fund seeks to attract and retain high-quality investment opportunities, the Adviser must maintain a scalable operating infrastructure (including investment sourcing, diligence, valuation, risk management, and governance support). A higher fee supports the infrastructure required to operate the Fund on an ongoing basis as an exchange-listed closed-end fund and helps ensure continuity and stability as the Fund enters and operates within a public-market environment. The conversion and planned exchange listing significantly increases the scope and complexity of the Adviser’s responsibilities. Managing a listed vehicle requires substantially more continuous portfolio management, shareholder relations support, regulatory and reporting readiness, and operational coordination than a tender-offer fund structure. The fee increase reflects the additional resources needed to operate effectively in the public-market environment and to support long-term shareholder value creation.
Q: How did the Board determine that Proposal 2 was in the best interests of Fund shareholders?
A:  After careful consideration and deliberation, considering all of the related factors, the Board determined that Proposal 2 was in the best interests of Fund shareholders. Amongst other factors, the Board considered the following:
 After careful consideration and deliberation, considering all of the related factors, the Board determined that Proposal 2 was in the best interests of Fund shareholders. Amongst other factors, the Board considered that the Adviser’s statement that the proposed management fee increase was intended to better align the Fund with its competitive set, cover the additional cost of supporting a publicly-traded fund, and preserve the Adviser’s ability to invest in the platform, people, and capabilities required to compete. Specifically, the Board considered the Adviser’s representation that the proposed management fee was intended to cover the substantially higher ongoing costs and responsibilities of managing a publicly-traded fund upon the conversion and listing of the Fund. The Board also considered that as the Fund seeks to attract and retain high-quality investment opportunities, the Adviser must maintain a scalable operating infrastructure (including investment sourcing, diligence, valuation, risk management, and governance support). In addition, the Board considered the Adviser’s statement that a higher fee supports the infrastructure required to operate the Fund on an ongoing basis as an exchange-listed closed-end fund and helps ensure continuity and stability as the Fund enters and operates within a public-market environment and that the conversion and planned exchange listing significantly increases the scope and complexity of the Adviser’s responsibilities. The Board also took into account the Adviser’s statement that managing a listed vehicle requires substantially more continuous portfolio management, shareholder relations support, regulatory and reporting readiness, and operational coordination than a tender-offer fund structure, and that the fee increase reflects the additional resources needed to operate effectively in the public-market environment and to support long-term shareholder value creation.
See the Proxy Statement for more information.
Q:  If approved by shareholders, when would the management fee increase (Proposal 2) take effect?

A:  Currently the Meeting is scheduled for [ ]. However, in the event a quorum is not present at the Meeting, or if sufficient votes to approve Proposal 2 at the Meeting are not received, the persons named as proxies may propose adjournments or postponements of the Meeting to permit further solicitation of proxies.

Assuming shareholder approval of Proposal 2 at the Meeting without subsequent adjournment or postponement, the management fee increase is expected to commence upon or about the listing of the Fund on the Exchange.

The Fund is in the process of applying for listing on the Exchange, with such listing expected to be effective after Proposal 2 is approved and after all administrative and regulatory requirements are satisfied. Listing on the Exchange will require the approval of the Exchange and the satisfaction of its listing standards, which we believe will be achieved.  However, there is no guarantee that the listing will be approved or that the conversion will take place. If approved by shareholders, Proposal 2 will only be implemented even if the Fund is converted and listed on the Exchange.
Q:  What will happen if shareholders do not approve Proposal 2?

A:  If shareholders do not approve Proposal 2, then the Fund may choose not to list on the Exchange even if Proposal 1 and Proposal 3 are approved by Fund shareholders.
Q:  What is Proposal 3?
A:  At the Meeting, shareholders are being asked to approve Proposal 3, to put in place a six-month lockup for shares for purchased before March 1, 2026 to facilitate the listing of the Fund on the Exchange, subject to the Adviser’s discretion to waive the restriction, as described more in the Proxy Statement. Upon the listing of the Fund on the Exchange, Fund shares purchased before March 1, 2026 will be subject to a six-month lockup. During this time, Fund shareholders will not be able to sell their Fund shares.
Q: How did the Board determine that Proposal 3 was in the best interests of Fund shareholders?
A:  After careful consideration and deliberation, considering all of the related factors, the Board determined that Proposal 3 was in the best interests of Fund shareholders. Amongst other factors, the Board considered the following:
●
Market practice and stabilization considerations: A six-month lock-up period is a common feature in public market transitions, reflecting the view that an initial stabilization period can reduce technical selling pressure and help the market establish an informed trading range.

●
Orderly market and shareholder protection: Absent a lock-up, immediate liquidity for existing shareholders could create concentrated selling pressure in the early trading period. The Board believed a lock-up helps reduce the risk of short-term price dislocation that could adversely affect shareholders who do not sell, and could result in the Fund trading at a persistent discount unrelated to the underlying portfolio.

●
Time for investor education and informed price discovery: The Board considered that public investors may require time to understand the Fund’s strategy and structure, including (i) how a listed closed-end fund’s market price may trade at a premium or discount to NAV, (ii) the cadence and methodology of valuing private company holdings, and (iii) the long-term nature and risk profile of private technology investments.

●
Supporting long-term Fund objectives: The Board also considered that a more orderly transition could benefit the Fund’s long-term positioning with current and prospective investors and counterparties, which in turn may support the Fund’s ability to pursue its investment strategy on favorable terms.

Based on these considerations and other factors, the Board concluded that a six-month lock-up is a reasonable and prudent measure to help facilitate a stable market for the Fund’s shares following listing and to protect the interests of shareholders as a whole.
See the Proxy Statement for more information.
Q:  How will the six-month lockup affect existing shareholders?
A:  During the six-month lockup, which would commence immediately upon the listing of the Fund, existing shareholders will not be able to sell or redeem their shares. After the end of the lockup, shareholders will have daily tradability on the exchange at the relevant market price.

As discussed above, the Fund is in the process of applying for listing on the Exchange, with such listing expected to be effective after Proposal 1 is approved by Fund shareholders and after all administrative and regulatory requirements are satisfied. Listing on the Exchange will also require the approval of the Exchange and the satisfaction of its listing standards, which we believe will be achieved.  However, there is no guarantee that the listing will be approved or that the conversion will take place. If approved by shareholders, Proposal 3 will not be implemented if the Fund is not converted or listed on the Exchange.
Q:  What will happen if shareholders do not approve Proposal 3?

A:  If shareholders do not approve Proposal 3, then the Fund may choose not to list on the Exchange.
Q:  What are the other changes taking place for the Fund?
A:  As described in more detail in an Information Statement that is being sent separately to all Fund shareholders, the Board approved (i) certain related changes to the LLC Agreement; and (iv) the classification of the Board into three classes of Directors. These changes have been approved by the Board, but do not require shareholder approval under the terms of the Fund’s LLC Agreement. The proposed changes to the LLC Agreement will change shareholders’ rights, as outlined further in the Information Statement.
Q:  Who will pay for the proxy solicitation and related legal costs?

A:  The costs of preparing and mailing the proxy statement and soliciting proxies will be borne by the Fund.
Q: Do I have appraisal or dissenters’ rights?

A: No. There are no appraisal or dissenters’ rights associated with the Proposals.

Q: Will anyone contact me?

A: You may receive a call or email from representatives of the Adviser and/or the proxy solicitor hired by the Fund, to verify that you received your proxy materials, to answer any questions you may have about the Proposals and to encourage you to vote your proxy.

Q: What vote is needed to approve each of the Proposals?

A: The Fund is seeking the vote of the majority of the shares voted, assuming a quorum of 33.3% of the outstanding shares of the Fund are represented for the approval of Proposal 1.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of Proposal 2. As defined in the Investment Company Act of 1940, as amended, a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy (including abstentions), or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

The Fund is seeking the vote of the majority of the shares voted, assuming a quorum of 33.3% of the outstanding shares of the Fund are represented for the approval of Proposal 3.
Q: How does the Board recommend that I vote?

A: After careful consideration of each of the Proposals and all available alternatives, the Board, including all of the Independent Directors, unanimously recommends that shareholders vote “FOR” each of the Proposals.

Q: Whom should I call if I have questions?

A: If you have questions about the Proposals described in the Proxy Statement or about voting procedures, please call 202-584-0550. If you have questions about the Fund, please call 202-584-0550.

Fundrise Innovation Fund
11 Dupont Circle NW, 9th Floor
Washington, D.C. 20036

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held [ at [   ]] (the “Meeting”)

Dear Shareholders:
The Board of Directors of Fundrise Innovation Fund (formerly known as Fundrise Growth Tech Fund, LLC) (the “Fund”), a closed-end tender offer fund organized as a Delaware limited liability company, will hold a special meeting (the “Meeting”) of the shareholders of the Fund on [ at [   ]], [via live webcast], to approve the conversion of the Fund from a tender-offer closed-end fund to an exchange-listed closed-end fund and the listing of the Fund’s shares on the [   ] ( the “Exchange”) (Proposal 1), increasing the Fund’s management fee to 2.5% of the Fund's average daily net assets (Proposal 2) and put in place a six-month lockup for shares for purchased before March 1, 2026 (Proposal 3). The Board unanimously recommends that you vote “FOR” all of the Proposals.

Shareholders of record at the close of business on January [ ], 2026, are entitled to notice of, and to vote at, both the Meeting of shareholders and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be Held on [ ].

A copy of the Notice of the Meeting of Shareholders, the Proxy Statement and Meeting Proxy Voting Ballots are available at [   ].

By Order of the Board of Directors

[ ]

YOUR VOTE IS IMPORTANT

To assure your representation at the Meeting, please complete the enclosed Meeting proxies and return them promptly in the accompanying envelope, by calling the number listed on your proxy card, or via internet as indicated in the voting instruction materials whether or not you expect to be present at the Meeting. If you plan to attend the Meeting and your shares are held through an intermediary, please have proof of ownership available. If you attend the Meeting, you may vote your shares, thereby revoking any prior votes.

1

Fundrise Innovation Fund
11 Dupont Circle NW, 9th Floor
Washington, D.C. 20036

PROXY STATEMENT
_______________________

SPECIAL MEETING OF SHAREHOLDERS
To Be Held on [ ]
______________________

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Directors”) of Fundrise Innovation Fund (formerly known as Fundrise Growth Tech Fund, LLC) (the “Fund”) on behalf of the Fund, for use at a special meeting of shareholders of the Fund (each a “Meeting” and together the “Meeting”) to be held via live webcast, on [ ] at [   ], and at any adjournment or postponement thereof. The Notice of the Special Meeting, Proxy Statement and accompanying form of proxies will be sent to shareholders on or about [    ], 2026.

Proposal 1 is the proposed listing of the Fund on the [  ] (the “Exchange”) and the related conversion of the Fund from a tender offer fund with limited liquidity into a listed closed-end fund, to create potential value and daily tradability for Fund shareholders, upon the end of the proposed six-month lock up (Proposal 3).

Proposal 2 is an increase in the management fee that Fund shareholders pay to 2.5% of the Fund's average daily net assets to better align the Fund with its competitive set, cover the additional cost of supporting a publicly-traded fund, and preserve the ability of the Fund’s investment adviser, Fundrise Advisors, LLC (the “Adviser”), to invest in the platform, people, and capabilities required to compete. As the Fund seeks to attract and retain high-quality investment opportunities, the Adviser must maintain a scalable operating infrastructure (including investment sourcing, diligence, valuation, risk management, and governance support). A higher fee supports the infrastructure required to operate the Fund on an ongoing basis as an exchange-listed closed-end fund and helps ensure continuity and stability as the Fund enters and operates within a public-market environment.

Proposal 3 is the implementation of a six-month lockup for shares purchased before March 1, 2026 to facilitate the listing of the Fund on the Exchange, subject to the Adviser’s discretion to waive the restriction, as described more below. During this time, Fund shareholders will not be able to sell their Fund shares.

The Proposals are being put forth in conjunction with (i) certain related changes to the Fund’s Limited Liability Company Agreement (the “LLC Agreement”); and (ii) classification of the Board into three classes of Directors. The changes to the LLC Agreement and the Board have been approved by the Board, but do not require shareholder approval under the Fund’s LLC Agreement, and are described in more detail in an Information Statement that will be separately sent to all shareholders.

The Board unanimously recommends that you vote “FOR” each of the Proposals. Only shareholders of record at the close of business on January [  ] 2026, (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

A copy of the Fund’s most recent annual and semi-annual reports, including financial statements and schedules, is available at no charge by sending a written request to the Fund, 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036 or by calling 202-584-0550. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s (the  “SEC”) website, located at http://www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements:

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, or other future events. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations, and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties, and other factors. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed or implied in the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

THE PROPOSALS

Proposal 1

At the Meeting, shareholders are being asked to approve Proposal 1 to convert the Fund from a tender offer fund to a listed closed-end fund and list the Fund on the Exchange. The Adviser and Board believe the conversion is in the best interests of shareholders for several compelling reasons:

1.
Creating potential value: Although funds can trade at a premium or discount on the market, the Adviser believes that the Fund can trade at a premium on the Exchange, creating value for Fund shareholders. The weighted-average growth rate of the Fund’s portfolio companies is +180%, which is 3x the average growth rate of public tech companies. Many of the companies that the Fund owns in its portfolio have announced plans to go public (SpaceX, OpenAI, Databricks, Anthropic, Anduril, etc) and investment in the Fund gives shareholders an opportunity to gain access to those companies before they go public.  In addition, access to these private companies is highly limited. If the Fund’s market price on the Exchange is higher than the Fund’s net asset value (“NAV”), subject to additional regulatory considerations and real-world constraints, the Fund can potentially raise money at the above-NAV market price. When the money comes in at the higher market price, it increases the Fund’s assets—and that can lift the value of each share. This is one reason a durable premium can be so powerful: it can turn demand into an engine that potentially accelerates returns.

2.
Daily Tradability for Shareholders: The Fund’s current tender offer fund structure has historically provided quarterly shareholder liquidity of up to 5% of the Fund’s outstanding shares per quarter, and the Fund has successfully offered over $[  ] in liquidity over the last three years.

However, converting the Fund to a listed vehicle on the Exchange (or similar national securities exchange) would provide for daily tradability without prescribed limitations, after the completion of the six-month lockup, if approved (Proposal 3). Listing the Fund’s shares on the Exchange would allow shareholders to sell their shares on a public exchange at their market price rather than requesting that the Fund repurchase shares at NAV, allowing those shareholders seeking to exit the Fund to do so without inhibiting the ability of the Fund’s investment adviser (the “Adviser”) to manage the Fund to maximize shareholder value. This, in turn, benefits the vast majority of shareholders seeking to remain invested in the Fund.
3.
Enhanced Total Return Potential: The listing of the Fund’s shares on the Exchange would allow shareholders who seek to exit by selling their shares in the market, allowing the Fund to prioritize accretive allocation of capital to enhance total returns in contrast to becoming a forced seller of assets to fund repurchases.

4.
Increased Scale, Brand Awareness, and Institutional Credibility: Listing the Fund on a national securities exchange is expected to enhance the Fund’s public visibility, brand recognition, and institutional credibility, better aligning the Fund with its competitive set of publicly traded closed-end funds and permanent-capital vehicles. A public listing can broaden the Fund’s shareholder base, increase awareness among market participants, and improve the Fund’s standing with portfolio companies, co-investors, and other counterparties. This increased scale and visibility support the Adviser’s ability to attract and retain high-quality investment opportunities and strategic relationships.

There are also potential disadvantages associated with the Fund being listed on an exchange. These include the expectation that the Fund will likely trade at a discount to its NAV at times, and the potential for the Fund to become a target of activist shareholders and shareholder take-over attempts.
Notwithstanding the various proposals described herein, the Fund’s investment objective and investment policies will remain unchanged. The Adviser, consistent with past practice, will regularly evaluate the Fund’s investment strategies and their effectiveness in achieving the Fund’s investment objective and may adjust as it deems appropriate in its judgment based on market conditions.  In connection with the conversion from a tender offer fund to a listed closed-end fund, the Adviser expects to be able to allocate additional funds to higher returning investment opportunities, as the conversion will remove the expectation of quarterly tender offers made by the Fund, reducing the need to hold cash reserves and liquid securities.

The Fund currently operates as a closed-end tender offer fund, which means that from time to time it may offer to repurchase shares pursuant to written tenders by the shareholders. The Fund has intended, but has not been obligated, to conduct quarterly repurchase offers at NAV in the sole discretion of the Board. Shareholders have not had the right to force the Fund to repurchase more than this amount or to make more frequent repurchase offers, and there has been no secondary market for shares.

In contrast, for a listed closed-end fund, shareholders have the ability to sell their shares in the secondary market on the exchange at any time during market hours, without being subject to prorations.  Shares of an exchange-listed closed-end fund may trade at a premium or discount to NAV. The repurchase of closed-end tender offer fund shares are completed at NAV whereas the sale of listed closed-end fund shares are completed at market price.
After careful consideration and deliberation, considering all of the related factors, the Board determined that Proposal 1 was in the best interests of Fund shareholders. Amongst other factors, the Board considered the following:

The Directors carefully considered various options, including (a) continuing to operate the Fund as a tender offer fund; and (b) listing the Fund on an exchange to provide secondary market liquidity to shareholders.
 In connection with their evaluation of the various options, the Directors carefully analyzed each potential option including, but not limited to, the following factors: (a) the probability of completion, (b) timing and costs, (c) ability to maximize value for shareholders both in the near term and long term, (d) challenges and limitations and (e) likelihood of success in accomplishing the goal of providing increased value and tradability for shareholders, upon the expiration of the proposed six-month lockup.
Specific to the conversion of the Fund to a listed closed-end fund, the Board considered a variety of factors, including but not limited to: that shareholders would be able to trade shares of the Fund on a daily basis while upside potential would be preserved for long-term shareholders; and the Adviser’s expectation that the conversion will provide the Fund with flexibility to make new investments and take advantage of compelling investment opportunities, thus creating a potential for increased, more frequent distributions to shareholders. The Board weighed these anticipated benefits against potential disadvantages of a conversion, including that shareholders will not have the ability to sell their shares before conversion, the possibility that shares will sell at a discount after the conversion, and the potential for activist shareholders to engage with the Fund, noting that certain of the changes made to the LLC Agreement are intended to mitigate the risk of activists to long-term shareholder interests. Based upon these considerations, the Board’s consideration of alternatives, and the totality of the information provided, the Board concluded that discontinuing tender fund operations and listing the Fund’s shares on the Exchange would be in the best interests of the Fund and its shareholders.
Based on the foregoing and the totality of the information provided, the Board concluded that discontinuing tender offer fund operations and listing on the Exchange would be the optimal approach to providing increased liquidity to shareholders and would be in the best interests of the Fund and its shareholders. No shareholder approval is technically required under the Fund’s LLC Agreement or state law, however, the Fund is nonetheless seeking shareholder approval for the conversion and listing.
The Fund is in the process of applying for listing on the Exchange, with such listing expected to be effective after all administrative and regulatory requirements are satisfied.  Listing on the Exchange will require the approval of the Exchange and the satisfaction of its listing standards, which we believe will be achieved.  However, there is no guarantee that the listing will be approved or that the conversion will take place.

Listed Closed-End Fund Premiums and Discounts
When the market price of a listed closed-end fund’s shares is above their NAV, the fund is said to be trading at a premium. Conversely, when the market price of a listed closed-end fund’s shares is below NAV, the fund is said to be trading at a discount. The market price of the Fund’s shares will be determined by factors such as relative demand for and supply of such shares in the market, the Fund’s NAV, general market and economic conditions, market sentiment and other factors beyond the control of the Fund.  The shares of many closed-end funds frequently trade at a discount. The average discount across all U.S. listed closed-end funds was approximately 2.64% as of July 1, 2025.
The Fund’s portfolio holdings represent some of the most sought-after private technology companies in the world. These private companies have not been broadly available for investment to investors. In addition, some of the Fund’s portfolio of private companies are growing revenue at extremely high rates of growth. Lastly, several of the prominent Fund holdings may go public in the next year or two, and many companies that go public subsequently trade at market prices higher than their IPO offering price.

While there can be no guarantee or expectation, the other most comparable listed closed-end fund with a similar investment portfolios have recently traded at substantial premiums to NAV, ranging from approximately 100-500%. As a result of these factors, broad shareholder demand could cause shares of the Fund to trade at NAV or a premium to NAV. However, it is important to note as well that conventional listed closed-end funds most commonly open with significant discounts (though such funds were (1) listed in part because of oversubscribed redemptions, which is inapplicable to Innovation Fund and (2) have different investment strategies than the Innovation Fund).
Over time, the shares, as with substantially all listed closed-end funds, will likely trade at a discount to NAV at times. This discount to NAV could be substantial. If a fund is trading at a discount, shareholders will receive less than the NAV per share of the fund if they sell their shares on the exchange.
In the event of a persistent discount to NAV, the Adviser may evaluate options to close the discount, such as a share buyback program, a discount management program, and/or direct stock purchase plan. There is no guarantee that any such discount will be mitigated over time or that the market price of shares will eventually return to NAV, even if the Adviser takes actions intended to close such discount.
Shareholders who do not wish to hold shares in a listed closed-end fund or be subject to the six-month lockup may participate in the Fund’s final tender offer to purchase up to 5% of the outstanding shares of beneficial interest of the Fund pursuant to a repurchase offer for which repurchase requests must be submitted on or before February 28, 2026. Shareholders will receive the tender offer materials separately.

The Board unanimously recommends that you vote “FOR” Proposal 1.

Required Vote

The Fund is seeking the vote of the majority of the shares voted, assuming a quorum of 33.3% of the outstanding shares of the Fund are represented for the approval of Proposal 1.

Proposal 2
At the Meeting, shareholders are being asked to approve Proposal 2 to increase the management fee that Fund shareholders pay to better align the Fund with its competitive set, cover the additional cost of supporting a publicly-traded fund, and preserve the Adviser’s ability to invest in the platform, people, and capabilities required to compete. Specifically, the management fee is proposed to be increased to 2.5% of the Fund's average daily net assets, effective upon the Fund’s listing on the Exchange, to cover the substantially higher ongoing costs and responsibilities of managing a publicly-traded fund upon the conversion and listing of the Fund. As the Fund seeks to attract and retain high-quality investment opportunities, the Adviser must maintain a scalable operating infrastructure (including investment sourcing, diligence, valuation, risk management, and governance support). A higher fee supports the infrastructure required to operate the Fund on an ongoing basis as an exchange-listed closed-end fund and helps ensure continuity and stability as the Fund enters and operates within a public-market environment. The conversion and planned exchange listing significantly increases the scope and complexity of the Adviser’s responsibilities. Managing a listed vehicle requires substantially more continuous portfolio management, shareholder relations support, regulatory and reporting readiness, and operational coordination than a tender-offer fund structure. The fee increase reflects the additional resources needed to operate effectively in the public-market environment and to support long-term shareholder value creation.
On May 2, 2022, the Fund’s shareholders approved the initial investment advisory agreement (the “Existing Investment Advisory Agreement”) with the Adviser. The Fund is seeking approval of a new investment advisory agreement (the “New Investment Advisory Agreement”), which, if approved by the

Fund’s shareholders, will replace the Existing Investment Advisory Agreement. The terms of the New Investment Advisory Agreement will be materially the same as the Existing Investment Advisory Agreement, except that the management fee will increase by 0.65%.
Under the Existing Investment Advisory Agreement, in consideration of the services provided by the Adviser to the Fund, the Adviser is entitled to a management fee.  The fee is calculated and payable monthly in arrears at the annual rate of 1.85% of the average daily value of the Fund’s net assets. The aggregate amount of the Adviser’s fee during the fiscal year ended March 31, 2025 was $3,004,000. Had the proposed fee been in effect during the fiscal year ended March 31, 2025, the Adviser’s fee would have been $4,068,000, or approximately 35.4% higher.
The Adviser does not act as adviser to any other fund with similar investment objectives.
The table below provides a summary comparison of the management fee of the Fund under the Existing Investment Advisory Agreement as well as estimated management fees on a pro forma basis giving effect to the proposed management fee increase under the New Investment Advisory Agreement. Pro forma fees have been adjusted to reflect the proposed management fee rate.

ANNUAL FUND OPERATING EXPENSES (as a percentage of the Fund's net assets attributable to the Shares)	CURRENT	PROPOSED PRO FORMA[1]
Management Fee	1.85%	2.5%
Other Expenses[2]
Other Expenses – General	0.73%	0.35%
Other Expenses – Marketing	0.42%	0.17%
Total Other Expenses	1.15%	0.52%
Interest on Borrowed Funds[3]	0.00%*	0.00%*
Acquired Fund Fees and Expenses[4]	0.19%	0.18%
Total Annual Fund Operating Expenses	3.19%	3.20%

*Amount is less than 0.01%.

1 The proposed pro forma column shows the Fund’s estimated annual operating expenses assuming the approval and implementation of the proposed management fee increase and exchange listing, based on projected average net assets of $600,000,000.

2 Other Expenses have been restated to reflect estimated amounts based on expenses incurred for the Fund’s current fiscal year and include professional fees, marketing expenses and other general and administrative expenses. Current Other Expenses includes 0.05% attributable to the expected recoupment of previously waived fees and reimbursed expenses by the Adviser.

3 The table assumes the Fund’s use of leverage in an amount equal to less than 5% of the Fund’s total assets (less all liabilities and indebtedness not represented by 1940 Act leverage). The Fund’s actual interest costs associated with leverage may differ from the estimates above.

4 Acquired Fund Fees and Expenses (“AFFE”) are fees and expenses incurred by the Fund in connection with its investments in other investment companies or companies that would be investment companies but for the exceptions to that definition provided by Sections 3(c)(1) and 3(c)(7) of the 1940 Act.

5 Total Annual Operating Expenses differ from the ratio of net expenses to average net assets contained in the Fund’s Financial Highlights because such ratio does not include acquired fund fees and expenses and because other expenses have been estimated to reflect current fiscal year fees and expenses. This includes reflecting an elimination of an estimate for current income tax expense because while the Fund incurred deferred tax expenses in the prior fiscal years under C Corporation tax treatment, going forward, the Fund expects to meet the requirements to qualify and operate as a RIC under Subchapter M of the Internal Revenue Code. As a result, the Fund does not anticipate incurring additional federal income tax expense on its investment income or gains, provided it continues to meet RIC qualification requirements. The Adviser and the Fund previously entered into an Expense Limitation Agreement pursuant to which the Adviser contractually agreed to waive its management fee and/or pay or reimburse the ordinary annual operating expenses of the Fund (including organizational and offering costs, but excluding interest payments, taxes, brokerage commissions, fees and expenses incurred by the Fund’s use of leverage, acquired fund fees and extraordinary or non-routine expenses, including with respect to reorganizations or litigation affecting the Fund) (the “Operating Expenses”) to the extent necessary to limit the Fund’s Operating Expenses to 3.00% of the Fund’s average daily net assets. The Adviser may seek recoupment from the Fund of any fees waived or expenses paid or reimbursed to the Fund for a period ending three years after the date of the waiver, payment or reimbursement, subject to the limitation that the recoupment will not cause the Fund’s Operating Expenses to exceed the lesser of (a) the expense limitation amount in effect at the time such fees were waived or expenses paqid or reimbursed, or (b) the expense limitation amount in effect at the time of the recoupment. The Expense Limitation Agreement will remain in effect at least through July 31, 2026, unless and until the Board approves its modification or termination. On January 14, 2026, the Board, at the Adviser’s recommendation, approved terminating the Expense Limitation Agreement as of the listing of the Fund on the Exchange.

As of January 14, 2026, the Board, at the recommendation of the Adviser, approved the termination of the Expense Limitation Agreement, pursuant to which the Adviser contractually agreed to waive its management fee and/or pay or reimburse the ordinary annual operating expenses of the Fund (including organizational and offering costs, but excluding interest payments, taxes, brokerage commissions, fees and expenses incurred by the Fund’s use of leverage, acquired fund fees and extraordinary or non-routine expenses, including with respect to reorganizations or litigation affecting the Fund) (the “Operating Expenses”) to the extent necessary to limit the Fund’s Operating Expenses to 3.00% of the Fund’s average daily net assets. Under the terms of the Expense Limitation Agreement, the Adviser may seek recoupment from the Fund of any fees waived or expenses paid or reimbursed to the Fund for a period ending three years after the date of the waiver, payment or reimbursement, subject to the limitation that the recoupment will not cause the Fund’s Operating Expenses to exceed the lesser of (a) the expense limitation amount in effect at the time such fees were waived or expenses paid or reimbursed, or (b) the expense limitation amount in effect at the time of the recoupment. The termination of the Expense Limitation Agreement will be effective as of the listing of the Fund on the Exchange.
After careful consideration and deliberation, considering all of the related factors, the Board determined that Proposal 2 was in the best interests of Fund shareholders. Amongst other factors, the Board considered that the Adviser’s statement that the proposed management fee increase was intended to better align the Fund with its competitive set, cover the additional cost of supporting a publicly-traded fund, and preserve the Adviser’s ability to invest in the platform, people, and capabilities required to compete. Specifically, the Board considered the Adviser’s representation that the proposed management fee was intended to cover the substantially higher ongoing costs and responsibilities of managing a publicly-traded fund upon the conversion and listing of the Fund. The Board also considered that as the Fund seeks to attract and retain high-quality investment opportunities, the Adviser must maintain a scalable operating infrastructure (including investment sourcing, diligence, valuation, risk management, and governance support). In addition, the Board considered the Adviser’s statement that a higher fee supports the infrastructure required to operate the Fund on an ongoing basis as an exchange-listed closed-end fund and helps ensure continuity and stability as the Fund enters and operates within a public-market environment and that the conversion and planned exchange listing significantly increases the scope and complexity of the Adviser’s responsibilities. The Board also took into account the Adviser’s statement that managing a listed vehicle requires substantially more continuous portfolio management, shareholder relations support, regulatory and reporting readiness, and operational coordination than a tender-offer fund structure, and that the fee increase reflects the additional resources needed to operate effectively in the public-market environment and to support long-term shareholder value creation.

The Board unanimously recommends that you vote “FOR” Proposal 2.

Required Vote

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of Proposal 2. As defined in the Investment Company Act of 1940, as amended (the “1940 Act”), a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy (including abstentions), or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

Proposal 3

At the Meeting, shareholders are being asked to approve Proposal 3 to implement a six-month lockup for Fund shares purchased before March 1, 2026, upon the listing of the Fund on the Exchange, subject to the Adviser’s discretion to waive the restriction. During the six-month lockup, existing shareholders will not be able to sell or redeem their shares. After the end of the lock-up, shareholders will have daily tradability on the Exchange at the relevant market price.

The Adviser represented that lockups are common in public company initial public offerings (IPOs) and stated that lockups help the market establish a trading value and reduce the risk that immediate selling pressure overwhelms price discovery. The Adviser believes that the six-month lockup will maximize the chance that the Fund has a successful listing on the Exchange.
After careful consideration and deliberation, considering all of the related factors, the Board determined that Proposal 3 was in the best interests of Fund shareholders. Amongst other factors, the Board considered that an initial lockup is standard practice in public company IPOs and is designed to support orderly price discovery and reduce the risk of early selling pressure overwhelming the market. The Board also considered the Adviser’s goal to have the Fund trade well as a newly listed security and the Adviser’s belief that a six-month lockup is one of the most proven tools for improving the probability of a strong, stable aftermarket.

The Fund is in the process of applying for listing on the Exchange, with such listing expected to be effective after Proposal 1 is approved and after all administrative and regulatory requirements are satisfied. Listing on the Exchange will require the approval of the Exchange and the satisfaction of its listing standards, and the approval of Fund shareholders, all of which we believe will be achieved.  However, there is no guarantee that the listing will be approved or that the conversion will take place. Even if approved by shareholders, Proposal 3 will not be implemented if the Fund is not converted or listed on the Exchange.
Shareholders who do not wish to hold shares in a listed closed-end fund or be subject to the six-month lockup may participate in the Fund’s final tender offer to purchase up to 5% of the outstanding shares of beneficial interest of the Fund pursuant to a repurchase offer for which repurchase requests must be submitted on or before February 28, 2026. Shareholders will receive the tender offer materials separately.

The Board unanimously recommends that you vote “FOR” Proposal 3.

Required Vote

The Fund is seeking the vote of the majority of the shares voted, assuming a quorum of 33.3% of the outstanding shares of the Fund are represented for the approval of Proposal 3.

OTHER CHANGES FOR WHICH NO SHAREHOLDER VOTE IS REQUIRED

Shareholders are not being asked to approve the changes summarized below because no shareholder approval is required under the terms of the LLC Agreement or applicable law. Additional, detailed information about the changes is provided in the Information Statement that will be sent separately to all shareholders.
Revisions to the Fund’s LLC Agreement
Although federal law, and particularly the 1940 Act, regulates many aspects of the governance of a fund, every registered fund is organized as a legal entity under state law. The Fund is organized in Delaware and governed by an LLC Agreement. On January 14, 2026, the Board approved changes to the LLC Agreement to facilitate the proposed conversion and listing of the Fund. More specifically, the Board approved the revised LLC Agreement primarily to offer more operational specificity and potential operational efficiency for the Fund’s operations. Certain revisions may be considered to expressly address the Exchange listing aspects. The changes are intended to make the administration of the Fund more efficient and cost-effective on a going forward basis and provide more flexibility for the operations of the Fund. It is proposed that the changes to the LLC Agreement take effect concurrently with the listing of the Fund’s shares on the Exchange.  In the event that the Fund’s shares are not listed on the Exchange, the changes to the LLC Agreement will not be implemented.
Shareholders are not being asked to approve the changes to the LLC Agreement and additional information is provided in the Information Statement that will be sent separately to all shareholders.
Classification of the Board
In connection with the listing of the Fund’s shares on the Exchange, the Board has approved dividing the Board into three classes: Class I, Class II and Class III, and generally only one class of Trustees will stand for election each year. Shareholders are not being asked to approve the classification of the Board and additional information is provided in the Information Statement that will be sent separately to all shareholders.

Notwithstanding the foregoing, in the event that the Fund’s shares are not listed on the Exchange, the Board will not be classified, and each Trustee would continue to serve an indefinite term pursuant to the terms of the Fund’s current LLC Agreement.

Information about the Board
The Board has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The business of the Fund is managed under the direction of the Board in accordance with the Fund’s LLC Agreement, which has been filed with the SEC and is available upon request.

Board of Directors and Leadership Structure

The Board is currently composed of four Directors, three of whom are not “interested persons” of the Fund (as that term is defined by Section 2(a)(19) of the 1940 Act) (the “Independent Directors”). The Directors meet periodically throughout the year to discuss and consider matters concerning the Fund and to oversee the Fund’s activities, including its investment performance, compliance program and risks associated with its activities.

Benjamin Miller, the Chief Executive Officer of the Adviser, and therefore an “interested person” of the Fund (the “Interested Director”), serves as Chairperson of the Board. The Board has established two standing committees to facilitate the Directors’ oversight of the management of the Fund: an Audit Committee and a Nominating and Governance Committee (the “Governance Committee”). The scope of each committee’s responsibilities is discussed in greater detail below. Glenn Osaka is the Lead Independent Director of the Fund. In his role as Lead Independent Director, Mr. Osaka (i) presides over Board meetings in the absence of the Chairperson of the Board; (ii) presides over executive sessions of the Independent Directors; (iii) along with the Chairperson of the Board, oversees the development of agendas for Board meetings; (iv) facilitates dealings and communications between the Independent Directors and management, and among the Independent Directors; and (v) has such other responsibilities as the Board or Independent Directors may determine from time to time. The Board believes that, as Chairperson, Mr. Miller provides skilled executive leadership to the Fund and performs an essential liaison function between the Fund and the Adviser. The Board believes that its governance structure allows all of the Independent Directors to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Fund because it provides a structure for the Board to work effectively with management and service providers and facilitates the exercise of the Board’s informed and independent judgment. Except for any duties specified in the LLC Agreement, the designation of Chairperson of the Board or Chair of a committee does not impose on such Directors any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board generally. The leadership structure of the Board may be changed, at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Fund.

Board Risk Oversight

The Board oversees risk as part of its general oversight of the Fund. The Fund is subject to a number of risks, including investment, compliance, financial, operational, valuation and liquidity risks. In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Fund’s activities. In addition, the Adviser and the Fund’s other service providers have adopted policies and procedures to identify, assess and manage risks associated with the Fund’s activities. The Board has appointed a Chief Compliance Officer who oversees the implementation and testing of the Fund’s compliance program and regularly reports to the Board regarding compliance matters for the Fund and its service providers. The Fund’s officers, including, but not limited to, the CCO, the Adviser’s portfolio management personnel and other senior personnel of the Adviser, the Fund’s independent registered public accounting firm and personnel from the Fund’s other service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management. The Board recognizes that it is not possible to identify all risks that may affect the Fund, and that it is not possible to develop processes or controls to eliminate all risks and their possible effects. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.

Following is a list of the Directors and executive officers of the Fund and their principal occupations over the last five years. Unless otherwise indicated, the address of all persons is c/o Fundrise Advisors, LLC, 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036.

Board of Directors and Fund Officers

Name, Year of Birth and Position Held	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past 5 Years or Longer	Number of Portfolios in Fund Complex[2] Overseen by Director	Other Directorships Held During Past 5 Years
Independent Directors
Jennifer Blatnik (1974) Director and Governance Committee Chairperson	05/2022 to Present	Director Menlo Church (non-profit), Chairperson 2022-2024 and Vice Chairperson and Compensation Committee member, 2020-2022; Formerly, Chief Operating Officer, Volta Networks (networking software firm) (2019-2021) and Vice President, Product Management, Product Marketing and Marketing, Juniper Networks (networking, cloud and security products firm) (2014-2017).	1	None
Jeffrey R. Deitrich (1982) Director and Audit Committee Chairperson	05/2022 to Present	Senior Vice President, Silverstein Properties, Inc. (real estate investment and development firm) (2007-2016, 2022-Current); Principal, Better Building Solutions (technology integration and managed services firm) (2016-current); Formerly, Principal, Frenchtown Enterprises (real estate investment firm) (2019- 2022); Asset Manager, Prudential Real Estate Investors (private equity) (2004-2007).	4	Fundrise Real Estate Interval Fund, LLC; Fundrise Real Estate Interval Fund II, LLC; Fundrise Income Real Estate Fund, LLC
Glenn R. Osaka (1955) Lead Independent Director	05/2022 to Present	Consultant and Private Investor (early stage technology companies) (since 2013); formerly, Senior Vice President, Services, Juniper Networks, Inc. (2009-2013); Vice President, Strategy and Operations, Cisco Systems, Inc. (2007-2009); President and Chief Executive Officer, Reactivity Inc. (technology start-up company) (2001-2006); Managing Director, Redleaf Group (venture capital firm) (1999- 2000); Vice President and General Manager, Enterprise Computing, Hewlett- Packard (1979-1998).	4	Fundrise Real Estate Interval Fund, LLC; Fundrise Real Estate Interval Fund II, LLC; Fundrise Income Real Estate Fund, LLC

Name, Year of Birth and Position Held	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past 5 Years or Longer	Number of Portfolios in Fund Complex[2] Overseen by Director	Other Directorships Held During Past 5 Years
Interested Director
Benjamin S. Miller[3] (1977) Director and Officer, Chairperson, President and Chief Executive Officer	05/2022 to present	Chief Executive Officer, Fundrise Advisors, LLC (since 2012); Co-Founder, Chief Executive Officer and Director, Rise Companies Corp. (since 2012).	4	Fundrise Real Estate Interval Fund, LLC; Fundrise Real Estate Interval Fund II, LLC; Fundrise Income Real Estate Fund, LLC

(1)
Each Director serves until his or her successor is elected and qualified, until the Fund terminates, or until he or she dies, resigns, retires voluntarily, or is otherwise removed or retired pursuant to the LLC Agreement.

(2)	The “Fund Complex” consists of the Fund, Fundrise Income Real Estate Fund, LLC, Fundrise Real Estate Interval Fund, LLC and Fundrise Real Estate Interval Fund II, LLC.

(3)	Mr. Miller is considered to be an “interested person” of the Fund (as that term is defined by Section 2(a)(19) in the 1940 Act) because of his affiliation with the Adviser and/or its affiliates.

Name and Year of Birth	Position(s) Held	Length of Time Served(1)	Principal Occupation(s) During Past 5 Years
Bjorn J. Hall 1980	Secretary and Chief Compliance Officer	09/2024 to Present	Chief Compliance Officer and General Counsel, Fundrise Advisors, LLC and Rise Companies (since 2014) and officer of certain funds in the Fund Complex (since 2024).
Alison Staloch 1980	Treasurer and Principal Financial Officer	05/2022 to Present
Chief Financial Officer, Fundrise Advisors, LLC and Rise Companies Corp. and officer of certain funds in the Fund Complex (since 2021); Formerly, Chief Accountant (2017-2021), Assistant Chief Accountant (2015-2017), Division of Investment Management, U.S. Securities and Exchange Commission; Senior Manager, KPMG LLP (2005-2015).

(1)	The term of office for each officer will continue indefinitely.

Standing Committees

The Board has two standing committees, as described below.

Audit Committee. The Audit Committee is comprised of all of the Independent Directors of the Fund. Mr. Deitrich is the Chair of the Audit Committee. The Board has determined that Mr. Deitrich is an “audit committee financial expert,” as such term is defined in the applicable SEC rules. The Audit Committee’s functions include, among other things, overseeing the Fund’s processes for accounting, auditing, financial reporting and related internal controls. During the Fund’s fiscal year ended March 31, 2025, the Audit Committee met three times.

Governance Committee. The Governance Committee is comprised of all of the Independent Directors of the Fund. Ms. Blatnik is the Chair of the Governance Committee. The Governance Committee’s functions including, among other things, (i) screening and selecting candidates to the Board of Directors, (ii) periodically reviewing and evaluating the composition of the Board and its committees, (iii) coordinating the annual self-assessment by the Board, and (iv) developing and implementing the governance policies applicable to the Fund. During the Fund’s fiscal year ended March 31, 2025, the Governance Committee met two times.

The Governance Committee will consider nominee recommendations from Fund shareholders, in accordance with procedures established by the Governance Committee. Shareholders who wish to recommend a nominee should send nominations to the Secretary of the Fund. The Governance Committee need not consider any recommendations when no vacancy on the Board exists, but the Governance Committee will consider any such recommendation if a vacancy occurs within six months after receipt of the recommendation.

Securities Ownership of Directors

The dollar range of equity securities beneficially owned by each Director as of December 31, 2025 is provided in the following table:

Name of Director	Dollar Range of Equity Securities in the Fund as of December 31, 2025	Aggregate Dollar Range of Equity Securities as of December 31, 2025 in all Funds in the Fund Complex(1) Overseen by the Director
Independent Directors
Jennifer Blatnik	$10,001 - $50,000	$10,001 - $50,000
Jeffrey R. Deitrich	Over $100,000	Over $100,000
Glenn R. Osaka	$10,001 - $50,000	$10,001 - $50,000
Interested Director
Benjamin S. Miller	$10,001 - $50,000	$50,001 - $100,000

(1)
The “Fund Complex” consists of the Fund, Fundrise Income Real Estate Fund, LLC, Fundrise Real Estate Interval Fund, LLC and Fundrise Real Estate Interval Fund II, LLC. In addition, Mr. Deitrich and Mr. Miller own equity securities in certain eREITs® (as defined below) sponsored by Rise Companies and managed by the Adviser. Mr. Deitrich’s ownership interests constitute less than 1% of the value of each eREIT®.

Compensation

The following table sets forth information regarding the total compensation to be paid to the Independent Directors for their services as Independent Directors for the Fund’s fiscal year ending March 31, 2026. As an Interested Director, Mr. Miller receives no compensation from the Fund for his service as a Director. No other compensation or retirement benefits are received by any Director or officer from the Fund.

Name	Aggregate Compensation from the Fund	Aggregate Compensation from the Fund and Fund Complex(1) Paid to Directors
Jennifer Blatnik	$45,000	$45,000
Jeffrey R. Deitrich	$45,000	$130,000
Glenn R. Osaka	$45,000	$130,000

(1) The “Fund Complex” consists of the Fund, Fundrise Income Real Estate Fund, LLC, Fundrise Real Estate Interval Fund, LLC and Fundrise Real Estate Interval Fund II, LLC.

OPERATION OF THE FUND
The Fund is a closed-end fund that commenced investment operations on July 25, 2022. The Fund’s principal executive office is located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036, and its telephone number is (202) 584-0550. The Board supervises the business activities of the Fund. Like other funds, the Fund retains various organizations to perform specialized services. The investment adviser to the Fund is Fundrise Advisors, LLC (the “Adviser”). Atlantic Fund Administration, LLC, a wholly-owned subsidiary of Apex US Holdings LLC (d/b/a Apex Fund Services) (“Apex”), provides certain administration and portfolio accounting services to the Fund. Apex is located at 190 Middle Street, Suite 101, Portland, Maine 04101.
The Bank of New York Mellon (“BNY”), which has its principal offices at 240 Greenwich Street, New York, New York 10286, serves as the custodian for the securities and cash of the Fund’s portfolio pursuant to a Custody Agreement with the Fund. Under the Custodian Agreement, BNY holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to their duties. The Fund may decide in the future to self-custody its assets, including securities, cash and other assets. In the event that the Fund elects to self-custody assets in the future, the Fund will do so in accordance with the requirements of Rule 17f-2 under the 1940 Act.
Computershare, Inc. and its wholly-owned subsidiary Computershare Trust Company, N.A. (together with Computershare, Inc., “Computershare”), which has its principal office at 150 Royall Street, Canton, Massachusetts 02021, serves as the Fund’s transfer agent for all transactions in the Fund’s shares through the Fundrise Platform. BNY Mellon Investment Servicing (US) Inc. (“BNYMIS”), which has its principal office at 240 Greenwich Street, New York, New York 10286, serves as an additional transfer agent for the Fund for transactions in the Fund’s shares through any other channel/platforms.
Fund Shares may also be offered and distributed by Foreside Fund Services, LLC (“Foreside”). Foreside, with offices located at 190 Middle Street, Suite 101, Portland, Maine 04101, serves as the Fund’s principal underwriter and acts as the distributor of the Fund’s Shares. The Fund’s Shares offered for sale through Foreside are sold at the Fund’s NAV. Foreside may enter into broker-dealer selling agreements with other broker-dealers for the sale and distribution of the Fund’s Shares.
THE PROXY
The Board solicits proxies so that each shareholder has the opportunity to vote on the Proposals to be considered at the Meeting. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted “for” each of the Proposals, and at the discretion of the holders of the proxy on any other matter that may come before the Meeting that the Fund did not have notice of a reasonable time prior to the mailing of this Proxy Statement. You may revoke a proxy at any time before it is exercised by (i) submitting a duly executed proxy bearing a later date, (ii) submitting a written notice to the Secretary of the Fund revoking the proxy, or (iii) attending and voting in person at the Meeting.
VOTING SECURITIES AND VOTING

As of the Record Date, the following number of shares of beneficial interest of the Fund were issued and outstanding:

[ ]

  All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting on each of the Proposals. Each shareholder is entitled to one vote per share held, and fractional votes for fractional shares held (if any), on any matter submitted to a vote at the Meeting. There are no dissenters’ rights of appraisal in connection with any shareholder vote to be taken at the Meeting.

The Fund is seeking the vote of the majority of the shares voted, assuming a quorum of 33.3% of the outstanding shares of the Fund are represented for the approval of Proposal 1.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of Proposal 2. As defined in the Investment Company Act of 1940, as amended (the “1940 Act”), a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy (including abstentions), or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

The Fund is seeking the vote of the majority of the shares voted, assuming a quorum of 33.3% of the outstanding shares of the Fund are represented for the approval of Proposal 3.

The other changes discussed in this Proxy Statement do not require shareholder approval.

When a proxy is returned as a “broker non-vote” (i.e., shares held by brokers or nominees, typically in “street name,” as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), the shares represented by the proxy will not be treated as present for purposes of determining a quorum. In addition, under the rules of the New York Stock Exchange, if a New York Stock Exchange-member broker has not received instructions from beneficial owners or persons entitled to vote and the proposal to be voted upon may “affect substantially” a shareholder’s rights or privileges (otherwise known as a “non-routine matter”), the broker may not vote the shares as to that proposal even if it has discretionary voting power. The guidelines regarding “broker non-votes” apply to the Proposals. The Fund does not expect that there will be broker non-votes at the Meeting.
If a quorum is not present at the Meeting, then the Meeting may be adjourned by the vote of a majority of the shares represented at the Meeting, to permit further solicitation of proxies. When a quorum is not present, in determining whether to vote for adjournment, the persons named as proxies shall consider all relevant factors, including the nature of the Proposals, the percentage of votes then cast, the percentage of withhold votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation, in determining that an adjournment and additional solicitation is reasonable and in the interests of shareholders. Any adjourned meeting may be held, within a reasonable time after the date set for the original Meeting, without the necessity of further notice unless a new record date of the adjourned Meeting is fixed. At any adjourned Meeting, the Fund may transact any business which might have been transacted at the original Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

There were no Directors or officers of the Fund who were the beneficial owners of more than 5% of the outstanding shares of the Fund on the Record Date.] [As a group, the Directors and officers of the Fund owned less than 1% of the outstanding shares of the Fund as of the Record Date. Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval.
As of the Record Date, the Directors and officers owned the following shares of the Fund:

A principal shareholder is any person who owns (beneficially) more than 5% of the outstanding shares of a fund. Based on SEC filings, the Fund is not aware of shareholder groups that were the beneficial owner of more than 5% of the outstanding shares of the Fund prior to the Record Date.

SHAREHOLDER PROPOSALS AND COMMUNICATION WITH THE BOARD

The Fund has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Fund’s Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Fund’s proxy materials must be received by the Fund within a reasonable time before the solicitation is made. The fact that the Fund receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. Shareholders of the Fund who wish to communicate with Directors (or to the Directors who are not interested persons of the Fund, as a group) should send communications to the attention of [   ], Fundrise Innovation Fund, 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036. All communications will be directed to the Director or Directors indicated in the communication or, if no Director or Directors are indicated, to all Directors.

Assuming that the Fund is able to be listed on the Exchange in the 2026 calendar year, the Fund anticipates that its 2027 annual meeting of shareholders will be held on or about [    ], 2027. Persons nominated by shareholders for election as Directors of the Fund and any other proposals by shareholders shall be properly brought before the annual meeting only if notice of any such matter be delivered to the Fund’s offices, at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036, Attention: [   ], no earlier than [    ], and no later than the close of business on [   ]. Shareholder proposals submitted under Rule 14a-8 for inclusion in the Fund’s proxy statement must be received prior to [    ].

COST OF SOLICITATION
The Board is making this solicitation of proxies. The estimated fees anticipated to be paid for tabulation and solicitation services are expected to be approximately $[--]. The cost of preparing and mailing this Proxy Statement, the accompanying Notice of the Meeting, and any additional materials relating to the Meeting and the cost of soliciting proxies will be borne by the Fund. In addition to solicitation by mail, the Fund will request banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the respective beneficial owners of shares of the Fund of whom they have knowledge, and the

Fund will reimburse them for their expenses. Certain officers of the Fund and the Adviser may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any compensation.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 and Section 30(h) of the 1940 Act, and the rules thereunder, require that the Board and officers, the Adviser, certain persons affiliated with the Adviser, and persons who own beneficially, directly or indirectly, more than 10% of the Fund’s outstanding interests (collectively, the “Section 16 reporting persons”), file initial reports of beneficial ownership and reports of changes in beneficial ownership of the Fund and the SEC. Section 16 reporting persons are required by SEC regulations to furnish to the Fund copies of all Section 16(a) forms they filed with respect to shares of the Fund.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
KPMG LLP (“KPMG”) is the independent registered public accounting firm for the Fund and performs an annual audit of the Fund’s financial statements. KPMG LLP is located at Suite 4000, 1735 Market Street, Philadelphia, PA 19103-7501.
KPMG provides audit services and review of certain documents to be filed with the SEC. [A representative of KPMG is expected to attend the Meeting.] The Audit Committee pre-approves all audit engagements of the Fund’s independent registered public accounting firm and, when appropriate, any non-audit services (including audit-related, tax and all other services).
100% of the audit fees presented below were pre-approved. There were no audit-related and tax fee services provided. . The Audit Committee pre-approves non-audit engagements of Fund’s independent registered public accounting firm, subject to the following de minimis exception. Pre-approval for a service provided to the Fund other than audit, review or attest services is not required if: (1) the aggregate amount of all such non-audit services provided to the Fund constitutes not more than 5 percent of the total amount of revenues paid by the Fund to the auditor during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by the Fund at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and are approved by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee prior to the completion of the audit. The Audit Committee also pre-approves any non-audit services proposed to be provided by the independent registered public accounting firm to (a) the Adviser and (b) any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Fund, if the auditor’s engagement with the Adviser or any such control persons relates directly to the operations and financial reporting of the Fund. This pre-approval is also subject to a de minimis exception, except that the “total amount of revenues” calculation is based on the total amount of revenues paid to the auditor by the Fund and any other entity that has its services approved under this policy (i.e., the Adviser or any entity controlling, controlled by, or under common control with the Adviser).
	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total Non-Audit Fees
2024	$128,000	$0	$0	$1,100	$1,100
2025	$150,000	$0	$0	$1,800	$1,800

There were no non-audit fees billed by the Fund’s auditor for services rendered to the Fund, and rendered to the Fund’s Adviser (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Fund for the fiscal years ended March 31, 2024 and March 31, 2025.  The Fund’s Audit Committee has considered whether the provision of non-audit services to the Fund’s Adviser (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Fund that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X, is compatible with maintaining the auditor’s independence.

BROKERAGE COMMISSIONS

During the fiscal year ended March 31, 2025, the Fund paid $718,105 in brokerage commissions.

OTHER MATTERS

The Board knows of no other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the Meeting that the Fund did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

PROXY DELIVERY

If you and another shareholder share the same address, the Fund may only send one Proxy Statement unless you or the other shareholder(s) request otherwise. Call or write to the Fund if you wish to receive a separate copy of the Proxy Statement, and the Fund will promptly mail a copy to you. You may also call or write to the Fund if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Fund at [   ], or write the Fund at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be Held on [ ]

A copy of the Notice of the Special Meeting of Shareholders, the Proxy Statement and Proxy Voting Ballots are available at [    ].

BY ORDER OF THE BOARD OF DIRECTORS

[NAME/TITLE]

Dated: [    ]

If you have any questions before you vote, please call the proxy information line toll free at [   ] to answer your questions about the proxy material or about how to cast your vote. You may also receive a telephone call reminding you to vote your shares. Thank you for your participation in this important initiative.

PLEASE DATE AND SIGN EACH ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE, OR VOTE YOUR SHARES ONLINE AT THE WEBSITE LISTED.

YOU CAN VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

PLEASE SEE THE REVERSE SIDE OF EACH ENCLOSED PROXY FOR INSTRUCTIONS.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders:
A copy of the Proxy Statement is available at: [     ].